Exhibit 23(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-42137 and 333-57445 on Forms S-8 of KinderCare Learning Centers, Inc. of our report dated July 9, 1999, appearing in this Annual Report on Form 10-K of KinderCare Learning Centers, Inc. for the year ended May 28, 1999.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
August 24, 1999